Exhibit 99.1

Contact:

Drew Prairie

AMD Communications

(512) 602-4425

drew.prairie@amd.com

Suresh Bhaskaran

AMD Investor Relations

(408) 749-2845

suresh.bhaskaran@amd.com

AMD Announces Senior Notes Offering

SANTA CLARA, Calif., June 7, 2022 (GLOBAL NEWSWIRE) — AMD (NASDAQ: AMD) announced today that it intends to offer, subject to market and other conditions, senior notes (the “Notes”) in an underwritten public offering (the “Offering”). The Notes will be senior unsecured obligations of the Company. AMD intends to use the net proceeds from this offering for general corporate purposes.

Barclays Capital Inc., BofA Securities, Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC are acting as joint book-running managers and underwriters for the Offering.

The Offering will be made pursuant to an automatically effective shelf registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 6, 2022 (the “Registration Statement”). Copies of the preliminary prospectus supplement and the accompanying base prospectus for the Offering may be obtained by contacting Barclays Capital Inc. at 1-888-603-5847 (toll free), BofA Securities, Inc. at 1-800-294-1322 (toll free), Credit Suisse Securities (USA) LLC at 1-800-221-1037 (toll free), J.P. Morgan Securities LLC at 1-212-834-4533 and Wells Fargo Securities, LLC at +1-800-645-3751 (toll free). Copies of the preliminary prospectus supplement and the accompanying base prospectus will also be available on the SEC’s website at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities, nor will there be any offer, solicitation or sale of the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About AMD

For more than 50 years AMD has driven innovation in high-performance computing, graphics and visualization technologies. Billions of people, leading Fortune 500 businesses and cutting-edge scientific research institutions around the world rely on AMD technology daily to improve how they live, work and play. AMD employees are focused on building leadership high-performance and adaptive products that push the boundaries of what is possible.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements, including statements regarding the potential Offering and the Company’s use of proceeds, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “will be,” “may,” “expects,” “believes,” “plans” and “intends” and other terms with similar meaning. In particular, there can be no assurance that the Company will complete the Offering of the Notes on the terms described above, or at all. You are cautioned that the forward-looking statements in this press release are based on current beliefs, assumptions and expectations, speak only as of the date of this press release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, market conditions, the demand for the Company’s securities and the risk factors detailed in the preliminary prospectus supplement and the accompanying base prospectus for the Offering, which are both a part of the Registration Statement, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 26, 2022 and those risk factors set forth from time to time in the Company’s other filings with the SEC. For the reasons discussed above, you should not place undue reliance on the forward-looking statements in this press release. The Company undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events or otherwise, unless required by applicable securities laws.

AMD, the AMD Arrow logo, EPYC, Instinct and combinations thereof, are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and may be trademarks of their respective owners.